Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-251005, 333-270474, 333-270843) on Form S-3 and (Nos. 333-216856, 333-221488, 333-251000, 333-268740) on Form S-8 of our report dated March 31, 2023, with respect to the financial statements of Checkpoint Therapeutics, Inc.

Boston, Massachusetts
March 31, 2023